Exhibit 10.1

AMENDMENT NO. 1 TO THE

IBIO, INC. 2023 OMNIBUS INCENTIVE PLAN

Dated: October 14, 2026

WHEREAS, the Board of Directors (the “Board”) of iBio, Inc. (the “Company”) heretofore established the iBio, Inc. 2023 Omnibus Incentive Plan (the “Plan”); and

WHEREAS, the Board desires to amend the “evergreen” provision of the Plan, such that: (a) on each of January 1, 2027, January 1, 2028 and January 1, 2029, the number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) reserved and available for issuance each year will increase by a number of shares equal to: (i) 5% of the number of shares of Common Stock outstanding at December 31 of the preceding year, plus; (ii) 3% of the number of shares of Common Stock issuable upon exercise of pre-funded warrants outstanding at December 31 of the preceding year; and (b) on each of January 1, 2030, January 1, 2031, January 1, 2032 and January 1, 2033, the number of shares of Common Stock reserved and available for issuance each year will increase by a number of shares equal to 5% of the total number of shares of Common Stock outstanding at December 31 of the preceding year (this “Amendment No. 1”);

WHEREAS, Section 16 of the Plan authorizes the Board to amend the Plan, subject to stockholder approval to the extent that such approval is desired or required by applicable law; and

WHEREAS, the Board has approved and authorized this Amendment No. 1 to the Plan and has recommended that the stockholders of the Company approve this Amendment No. 1.

NOW, THEREFORE, BE IT RESOLVED, subject to and effective upon receipt of the required approval of the Company’s stockholders, the Plan is hereby amended as follows:

1.Subject to approval of the Company’s stockholders, the second sentence of Section 3(a) of the Plan is hereby amended and restated as follows:

In addition, such Limit shall automatically increase (a) on each of January 1, 2027, January 1, 2028 and January 1, 2029, by a number of shares of Stock equal to: (i) 5% of the number of shares of Stock outstanding on December 31 of the preceding calendar year, plus; (ii) 3% of the number of shares of Stock issuable upon exercise of pre-funded warrants outstanding on December 31 of the preceding calendar year; and (b) on each of January 1, 2030, January 1, 2031, January 1, 2032 and January 1, 2033, by a number of shares of Stock equal to 5% of the total number of shares of Stock outstanding on December 31 of the preceding calendar year; provided, however that the Board may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Stock, provided further that the Limit, as in effect at any time, shall be adjusted as provided in Section 3(b).

2.Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan, as amended, shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 as evidence of its adoption by the Board on the date set forth above.

IBIO, INC.

By:	/s/ Martin Brenner
Name:	Martin Brenner
Title:	Chief Executive Officer